UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2016 (June 1, 2016)

MEMORIAL RESOURCE DEVELOPMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36490	46-4710769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1800 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.        Completion of Acquisition or Disposition of Assets.

On June 1, 2016, Memorial Resource Development Corp. (the “Company”) sold Memorial Production Partners GP LLC (“MEMP GP”), the general partner of Memorial Production Partners LP (“MEMP”), Beta Operating Company, LLC and MEMP Services LLC (collectively, the “Disposition Entities”) to MEMP for total proceeds of $0.75 million. This disposition qualifies as a discontinued operation since MEMP was a separate reportable business segment.

Prior to this sale, the Company controlled MEMP through its ownership of MEMP GP. The sale price was determined by negotiation between the Company, on one hand, and the conflicts committee of the board of directors of MEMP GP, on the other hand.

Item 8.01.        Other Events.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet of the Company as of March 31, 2016 and the unaudited pro forma consolidated and combined statement of operations for the: (i) three months ended March 31, 2016; (ii) three months ended March 31, 2015; and (iii) years ended December 31, 2015, 2014, and 2013 are included in Exhibit 99.1 to this report and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements of Memorial Resource Development Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL RESOURCE DEVELOPMENT CORP.

Date: June 1, 2016	By:	/s/ Kyle N. Roane
Kyle N. Roane
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated and Combined Financial Statements of Memorial Resource Development Corp.